EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: 22-8213-7915	Tel: 212-725-4500
Fax: 86-22-8213-7667	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS RECORD
THIRD QUARTER AND NINE-MONTH RESULTS

NEW YORK - November 14, 2008 -Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, (NYSE AlternextUS: TBV), www.tiens-bio.com, announced financial results for the third quarter and nine months ended September 30, 2008.

For the third quarter ended September 30, 2008, revenue was $26.2 million, an increase of 137.6% compared to $11.0 million for the third quarter ended September 30, 2007.

Net income for the third quarter of 2008 was $14.5 million, an increase of 377.0% compared to $3.0 million for the same period in 2007.

The increase in revenue for the third quarter of 2008 reflects an increase in revenue for both China and internationally.

For the third quarter of 2008, revenue in China was $14.6 million, an increase of 330.1% compared to $3.4 million for the same period in 2007. During the third quarter, Tianshi Engineering, the affiliated company which markets and sells Tiens’ products in China, announced plans to increase the prices of its products in October 2008. Tiens believes that the increase in revenue in the third quarter was due in part to customers stocking up on certain products as a result of the price increase announcement by Tianshi Engineering. Therefore, the increase in sales may not continue through the fourth quarter of 2008. At the present time, however, the price increase of Tianshi Engineering products will not affect the price at which Biological sells to Tianshi Engineering.

For the third quarter of 2008, international revenue was $11.6 million, an increase of 52.1% compared to $7.6 million for the same period in 2007. The increase in international sales reflects further reductions in export restrictions by China for countries in Africa and Asia through the third quarter of 2008.

In August 2007, China’s Administration of Quality Supervision, Inspection and Quarantine (“AQSIQ”) announced an ongoing national campaign in China against unsafe food and substandard products. The special campaign against poor product quality was launched in response to a series of safety scares involving Chinese products worldwide. The campaign set 20 detailed goals, including twelve “100 percents”. For example, 100 percent of food producers should be licensed; 100 percent of agricultural wholesale markets in cities must be monitored; 100 percent of suppliers of raw materials for exported products should be inspected; and 100 percent of agricultural products must be free of five types of strong pesticides. The campaign, which was originally scheduled to finish at the end of 2007, is currently scheduled to continue throughout 2008.

As a result of this campaign by the AQSIQ, there has been a general slow-down and backlog of export clearances for Chinese food products, and, from August 2007 through the first quarter of 2008, Tiens experienced significant delays in obtaining export clearance for all of the products which we sell to our international affiliates. Beginning in the second quarter of 2008, these export restrictions were reduced for exports to countries in Africa and Asia, but remained in place for exports to countries in Europe and the Americas. During the third quarter of 2008, these export restrictions were further reduced.

For the nine months ended September 30, 2008, revenue was $58.7 million, an increase of 41.1% compared to $41.6 million for the nine months ended September 30, 2007.

For the nine months ended September 30, 2008, net income was $22.8 million, an increase of 56.5% compared to $14.6 million for the same period in 2007.

For the nine months ended September 30, 2008, revenue in China was $29.2 million, an 85.5% increase compared to $15.7 million for the same period in 2007. The growth in revenue during the third quarter was offset by a 15% decrease in revenue in China during the first quarter of 2008. During the first quarter of 2008, Tiens believes that sales in China were negatively impacted by continued uncertainty in China regarding the impact of recently enacted direct selling regulations and uncertainty regarding the timing of the direct selling license application process and approval.

For the nine months ended September 30, 2008, international revenue was $29.5 million, an increase of 14.0% compared to $25.8 million for the same period in 2007. This increase in international revenue was mainly due to an increase in sales in Russia and Indonesia.

Other Highlights

Cost of sales for the third quarter of 2008 increased $113.8% to $6.6 million, compared to $3.1 million for the same period in 2007. This increase was mainly due to the increase in revenue for the period. Cost of sales for the period increased at a lower rate than revenue primarily due to the increase in sales of products sold to Tianshi Engineering which have a lower cost compared to products sold to overseas companies.

For the nine months ended September 30, 2008, cost of sales increased 40.7% to $16.9 million, compared to $12.0 million for the same period in 2007. This increase was in line with the increase in revenue for the period and was due to both the increase in sales and the increase in the value of the renminbi against the dollar.

Gross profit for the third quarter of 2008 increased 146.8% to $19.6 million, compared to $7.9 million for the same period in 2007. For the nine months ended September 30, 2008, gross profit increased 41.3% to $41.8 million, compared to $29.4 million for the same period in 2007. The gross profit margin for the third quarter of 2008 was 74.8%, compared to 72.0% for the same period in 2007. This increase reflects the increase in proportion of sales with higher gross profit margins. For the nine months ended September 30, 2008, the gross profit margin was 71.3% compared to 71.2% for the same period in 2007. The increase in gross profit margin during the third quarter was offset by a 4.2% decrease during the first quarter of 2008.

Selling, general and administrative expenses were $4.6 million for the third quarter of 2008, an increase of 18.5% compared to $3.9 million for the same period in 2007. The increase was primarily due to increases in salary expense and research and development. Selling, general and administrative expenses as a percentage of sales was 17.4% for the third quarter of 2008 compared to 34.9% for the same period in 2007. For the nine months ended September 30, 2008, selling, general and administrative expenses were $12.9 million, an increase of 22.8% compared to $10.5 million in the same period in 2007. For the nine months ended September 30, 2008, selling, general and administrative expenses as a percentage of sales was 22.0%, compared to 25.3% for the same period in 2007. This decrease reflects the increase in sales.

In China, Tiens sells its products to Tianshi Engineering, an affiliated Chinese company. In order to qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China. As a result, in 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares licenses with Tiens to produce, manufacture and sell the products. The semi-finished products, which Tiens is now exclusively selling in China, have lower sales prices than the finished products Tiens had previously sold to Tianshi Engineering. The application of Tianshi Engineering for a direct selling license in China is still pending.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of September 30, 2008, Tiens had $101.5 million of retained earnings and total shareholders' equity of $143.6 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We are extremely pleased with the significant increase in both our domestic and international revenue and continued sequential growth since the first quarter of 2008. We continue to benefit from reduced international export restrictions and are optimistic that our international sales will further increase as additional export restrictions are lifted. We are well positioned to capitalize on our growing international customer base and remain committed to gaining greater market share in China for our high quality products as well.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com.

Tiens Biotech Group (USA), Inc. (NYSE AlternextUS: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 52 countries. Since its establishment, Tiens has developed and produced 33 nutrition supplements, which include wellness products and dietary supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 100 branches. Outside of China, Tiens sells its products to affiliated companies in 52 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007 As Adjusted (Note 1)	2008	2007 As Adjusted (Note 1)

REVENUE - RELATED PARTIES	$26,195,853	$11,027,478	$58,671,121	$41,584,749

COST OF SALES - RELATED PARTIES	6,606,502	3,089,791	16,850,267	11,979,984

GROSS PROFIT	19,589,351	7,937,687	41,820,854	29,604,765

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,562,946	3,851,249	12,898,742	10,504,831

INCOME FROM OPERATIONS	15,026,405	4,086,438	28,922,112	19,099,934

OTHER (EXPENSE) INCOME, NET	(252,501)	152,014	(866,178)	1,040,161

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	14,773,904	4,238,451	28,055,934	20,140,095

PROVISION FOR INCOME TAXES	152,990	344,248	3,297,438	1,610,653

INCOME BEFORE MINORITY INTEREST	14,620,914	3,894,203	24,758,496	18,529,442

MINORITY INTEREST	92,326	848,212	1,979,405	3,970,791

NET INCOME	14,528,588	3,045,991	22,779,091	14,558,651

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	807,035	1,927,502	7,906,663	5,700,759

COMPREHENSIVE INCOME	$15,335,623	$4,973,493	$30,685,754	$20,259,410

EARNINGS PER SHARE, BASIC AND DILUTED	$0.20	$0.04	$0.32	$0.20

WEIGHTED AVERAGE NUMBER OF SHARES, BASIC AND DILUTED	71,333,586	71,333,586	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

A S S E T S

	September 30, 2008 (Unaudited)	December 31, 2007 As Adjusted (Note 1)
CURRENT ASSETS:
Cash	$41,667,163	$54,081,848
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $168,305 and $71,700, as of September 30, 2008 and December 31, 2007, respectively	33,492,698	14,268,229
Accounts receivable, trade - third parties	-	104,398
Inventories	7,565,126	5,949,963
Other receivables	465,221	1,068,343
Other receivables - related parties	10,852,795	13,887,138
Employee advances	423,239	65,901
Prepaid expense	308,614	623,638
Prepaid income taxes	728,993	-
Total current assets	95,503,849	90,049,458

PLANT AND EQUIPMENT, net	15,617,886	16,071,900

OTHER ASSETS:
Construction in progress	61,421,955	39,792,774
Construction deposits	3,950,031	1,089,216
Intangible assets, net	15,820,797	9,246,879
Other assets	5,332,266	5,301,847
Total other assets	86,525,049	55,430,716

Total assets	$197,646,784	$161,552,074

L I A B I L I T I E S   A N D   S H A R E H O L D E R S'   E Q U I T Y

	September 30, 2008 (Unaudited)	December 31, 2007 As Adjusted (Note 1)
CURRENT LIABILITIES:
Accounts payable	$7,507,216	$4,070,906
Advances from customers - related parties	3,074,501	1,700,838
Wages and benefits payable	938,879	1,250,685
Other taxes payable	-	536,819
Income taxes payable	138,841	665,726
Contractor deposits	236,165	595,128
Contactor payables	7,606,111	7,820,285
Other payables	1,223,681	1,133,539
Other payables - related parties	7,582,403	7,938,205
Dividend payable to minority interest	-	4,902,629
Current portion of long term debt, related party	2,130,000	2,130,000
Total current liabilities	30,437,797	32,744,760

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	3,202,742	4,267,742
Other payables-non current	574,184	538,130
Deferred income	11,207,307	4,895,049
Total non current liabilities	14,984,233	9,700,921

Total liabilities	45,422,030	42,445,681

MINORITY INTEREST	8,576,670	6,144,063

SHAREHOLDERS' EQUITY:
Common stock, $0.001 par value, 250,000,000 shares authorized, 71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	8,842,009	8,842,009
Statutory reserves	9,420,783	9,420,783
Retained earnings	101,447,251	78,668,160
Accumulated other comprehensive income	23,866,707	15,960,044
Total shareholders' equity	143,648,084	112,962,330
Total liabilities and shareholders' equity	$197,646,784	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

	Nine months ended September 30,
	2008	2007 As Adjusted (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$22,779,091	$14,558,651
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Provision for doubtful accounts	89,913	(11,320)
Minority interest	1,979,405	3,970,791
Depreciation	2,063,597	2,218,230
Amortization	226,559	218,677
Interest expense (income)	(138,328)	62,182
(Gain) on sale of assets	(8,644)	(3,341)
(Increase) decrease in assets:
Accounts receivable, trade - related parties	(25,058,774)	(1,558,640)
Accounts receivable, trade - third parties	109,101	-
Other receivables	639,999	2,050,878
Other receivables - related parties	452,044	(10,924,763)
Inventories	(1,090,429)	1,436,897
Employee advances	(345,666)	51,326
Prepaid expense	347,689	909,621
Increase (decrease) in liabilities:
Accounts payable	3,098,509	(1,278,408)
Advances from customers - related parties	1,233,804	(62,960)
Wages and benefits payable	(381,633)	(233,645)
Other taxes payable	(1,834,741)	(346,126)
Other payables	(86,004)	109,016
Other payables - related parties	282,945	(278,926)
Net cash provided by operating activities	4,358,437	10,888,140

CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment from (loans to) related parties	2,155,702	(2,865,778)
Collections from (loans to) local government	454,941	(9,778)
Acquisition of intangible assets	(6,037,069)	(317,238)
Construction deposits	(3,363,647)	-
Contractor deposits	(390,634)	64,189
Addition to construction in progress	(18,573,180)	(17,431,705)
Proceeds from sale of equipment	61,797	196
Purchase of equipment and automobiles	(574,822)	(4,742,096)
Net cash used in investing activities	(26,266,912)	(25,302,210)

CASH FLOW FROM FINANCING ACTIVITIES:
Loan from (repayment to) related parties	6,578,584	(846,820)
Payments on long term debt, related party	(1,065,000)	-
Increase in legal capital	-	20,999,900
Increase in deferred income	5,861,232	-
Payment to minority interest shareholder	(5,123,520)	(6,676,102)
Net cash provided by (used in) financing activities	6,251,296	13,476,978

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,242,494	1,822,813

INCREASE (DECREASE) IN CASH	(12,414,685)	885,721

CASH, beginning of period	54,081,848	55,214,540

CASH, end of period	$41,667,163	$56,100,261

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest (net of amount capitalized)	$132,662	$211,441
Income taxes	$3,857,173	$1,885,052

Note 1.

On December 20, 2007, the Company’s subsidiary, Tianshi International Holdings Group Ltd. (“Tianshi Holdings”), entered a Sale and Purchase Agreement with Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”). Pursuant to the Sale and Purchase Agreement, Tianshi Holdings agreed to buy all of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”) for $64.2 million. The transaction closed on March 13, 2008. As Tianshi Holdings and Life Resources were under common control by Jinyuan Li before the combination, the combination was treated for accounting purposes as a pooling of interests. The balance sheet of the Company at December 31, 2007 and comparative interim financial statements for the corresponding periods of the preceding fiscal year were adjusted as if Life Resources had been combined before January 1, 2007.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION
(Unaudited)

	Three months
	ended September 30,

	2008	2007	Change

China	$14,576,060	$3,388,880	330.1%
International	$11,619,793	$7,638,598	52.1%
Total	$26,195,853	$11,027,478	137.6%

	Nine months
	ended September 30,

	2008	2007	Change

China	$29,191,771	$15,736,494	85.5%
International	$29,479,350	$25,848,255	14.0%
Total	$58,671,121	$41,584,749	41.1%